Exhibit 5.1

April 11, 2019

TETRA Technologies, Inc.

24955 Interstate 45 North

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel for TETRA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under  the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”) by the Company relating to (i) (a) shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”), (c) unsecured senior debt securities of the Company (the “Senior Debt Securities”), (d) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and together with Senior Debt Securities, the “Debt Securities”), (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Rights or Units (the “Warrants”), (f) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants or Units (the “Rights”), and (g) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Rights, the “Shelf Securities”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000 and (ii) the issuance of up to 11,155,000 shares of Common Stock (the “Warrant Shares” and together with the Shelf Securities, the “Securities” and each individually, a “Security”) that are deliverable upon exercise of warrants the Company previously sold and issued in an offering registered with the Commission (the “Outstanding Warrants”).

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the certificate of incorporation and bylaws, each as amended to date, of the Company (the “Company Charter Documents”); (ii) the form of Indenture filed as Exhibit 4.10 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (referred to herein, together with any supplements to such Indenture entered into in the future, collectively, as the “Senior Debt Indenture”) pursuant to which Senior Debt Securities may be issued; (iv) the form of Indenture filed as Exhibit 4.11 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (referred to herein, together with any supplement to such Indenture entered into in the future, collectively, as the “Subordinated Debt Indenture”) pursuant to which Subordinated Debt Securities may be issued; (v) the Registration Statement and all exhibits thereto; (vi) the base prospectus for the offer and sale of the Shelf Securities (as may be amended or supplement, the “Base Prospectus”) (vii) the prospectus for the offer and sale of the Warrant Shares included in the Registration Statement (as may be amended or supplemented, the “Warrant Prospectus”); (viii) the specimen Common Stock certificate of the Company and (ix) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

Haynes and Boone, LLP

Attorneys and Counselors

10001 Woodloch Forest Drive, Suite 200

The Woodlands, TX 77380

Phone: 713.547.2100

Fax: 713.547.2101.

TETRA Technologies, Inc.

April 11, 2019

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

With respect to the Shelf Securities, we have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the Base Prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; (viii) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) in connection with the sale of Units, any required unit agreement or agreement relating to the Units (a “Unit Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (x) in connection with the sale of Rights, any required rights agreement or agreement relating to the Rights (a “Rights Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (xii) with respect to shares of Common Stock, Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance.

With respect to the Warrant Shares, we have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the Warrant Prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement to the Warrant Prospectus will have been prepared and filed with the Commission and will have been delivered to the purchaser(s) of the Warrant Shares as required in accordance with applicable law; (v) the Warrant Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) the exercise price of the Outstanding Warrants will not be adjusted to an amount below the par value per share of the Common Stock; (vii) future issuances of securities of the Company and/or adjustments to outstanding securities of the Company shall not cause the Outstanding Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued; and (viii) there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise reserved for issuance at the time of exercise of the Outstanding Warrants.

TETRA Technologies, Inc.

April 11, 2019

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.             With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.             With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.             With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Senior Debt Indenture is qualified to act as trustee under the Senior Debt Indenture, (iii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iv) the Company Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company

TETRA Technologies, Inc.

April 11, 2019

Board and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

4.             With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Subordinated Debt Indenture is qualified to act as trustee under the Subordinated Debt Indenture, (iii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iv) the Company Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

5.With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

6. With respect to the Rights, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof and related matters, (ii) a Rights Agreement has been duly prepared, authorized and validly executed and delivered by the Company, by the rights agent thereunder and the other parties thereto (if any) in compliance with all applicable laws and (iii) the Rights have been duly prepared, executed and issued by the Company in accordance with the terms of the appropriate Rights Agreement and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein, the Rights will constitute a valid and legally binding obligation of the Company.

7.With respect to the Units, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) such Units and any Unit Agreement or agreements establishing such Units and the rights of the holders thereof have been duly authorized and prepared and validly executed and delivered by the Company and each other party thereto in compliance with applicable laws and (iii) such Units have been delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein, the Units will constitute valid and legally binding obligations of the Company.

8.With respect to the Warrant Shares, when certificates representing the Warrant Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, upon exercise of the Outstanding Warrants in accordance with the terms thereof and against payment therefor in accordance with the terms of the Outstanding Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law) (ii) obligations of good faith and fair dealing under New York law and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the Delaware General Corporation Law  and (ii) the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”).  We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.”  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP